UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 3, 2009
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada	V6G 2T3
(Address of principal executive offices)	(Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 8 - Other Events

Item 8.01          Other Events.

Douglas Lake Minerals Inc. (the "Company") is a Nevada corporation with its shares of common stock registered under Section 12(g) of the Unites States Securities Exchange Act of 1934, as amended. The Company files annual and other reports with the United States Securities and Exchange Commission (the "SEC") and is also considered an "OTC reporting issuer" under the British Columbia Securities Commission's (the "BCSC") Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets. On April 3, 2009, the Company received a cease trade order (the "CTO") from the BCSC, which is limited to the Province of British Columbia, for not filing a technical report under Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") respecting certain previous disclosure respecting certain of its material property interests. As a consequence of the CTO, the Company is now seeking legal advice in connection with this matter and expects to be in communication with the BCSC promptly in order to determine the exact manner in which the Company is able to satisfy the requirements of NI 43-101, as required by the parameters as set forth for foreign issuers under Canadian National Instrument 71-102 Continuous Disclosure and Other Exemptions relating to Foreign Issuers.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.
Exhibit No.	Exhibit
10.1	April 3, 2009, Cease Trade Order of the British Columbia Securities Commission.

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: April 7, 2009.	By: "Harpreet Singh Sangha" Name: Harpreet Singh Sangha Position: President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and a director

__________